EXHIBIT 99.1

Social Reality, Inc. Reports 223% Revenue Increase for First Quarter of 2014

Press Release: Social Reality, Inc. –

Los Angeles, CA.—Social Reality, Inc. (OTCBB: SCRI), an Internet advertising, and platform technology company that provides tools to automate the digital advertising market, today announced that its revenues for the first quarter of 2014 were $554,000, a 223% year-over-year increase from first quarter 2013 revenue of $171,000.

“The RTB and social markets continues to grow and we are happy to be positioned well for this growth. We have spent the first quarter of this year growing our technology infrastructure on both SRAX, our RTB platform, and GroupAD, our social media platform” said Christopher Miglino, Social Reality’s Chairman and CEO.

First Quarter 2014 Highlights

•

Quarterly revenue of $554,000, a 223% increase over the first quarter 2013

•

Revenue increase attributable to our SRAX real time bidding technology for website publishers.

•

Raised an additional $1.5 Million of financing for the company at $1.50 per share

•

Transitioned off of our reliance on the Google API's and launched our own RTB platform. During the first quarter of 2014 we made this transition, which caused downtime between ending our reliance on Google ADX and launching our proprietary platform. This transition, which has now been completed, caused a temporary reduction in revenue in our first quarter 2014 relative to the preceding quarters.

Three-month financial results for the period ended March 31, 2014

Revenues for the three months ended March 31, 2014, were $554,000, as compared to $171,000 reported for the three months ended March 31, 2013. Gross profit increased to $181,000 for the three months ended March 31, 2014 compared to $66,000 for the same period of 2013.

For the quarter ended March 31, 2014, Adjusted EBITDA, a non-GAAP measure, increased to $451,000 loss compared to $290,000 loss in the first quarter of 2013. The company reported net loss of $688,000, or $0.03 per share, for the three months ended March 31, 2014, compared to a net loss of $377,000, or $0.03 per share loss for the corresponding period last year.

Balance Sheet as of March 31, 2013

Cash and cash equivalents totaled $2,304,000 at March 31, 2014. Current assets and total assets were $2,464,000 and $3,994,000, respectively, and current liabilities and total liabilities were $270,203.

About Social Reality, Inc.

Social Reality, Inc. is an internet advertising company that provides tools that automate the digital advertising market. The company has built technologies and leveraged partner technologies that service social media and the Real Time Bidding (RTB) markets. For more information, please visit www.socialreality.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involved certain risks. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, , our ability to sustain our revenue growth, our ability to report profitable operations, risks associated loss of access to RTB inventory buyers and the new and untested technologies we are deploying, changes in our business, changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2013. All forward looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements, many of which are generally outside of the control of Social Reality and are difficult to predict. Social Reality assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Social Reality, Inc.

Christopher Miglino, CEO

chris@socialreality.com

323-283-8505

Social Reality, Inc.

Statements of Operations

	Three Month Periods Ended March 31,
	2014	2013

Revenues	$553,677	$171,452
Cost of revenue	372,615	104,957

Gross profit	181,062	66,495

Operating expense	869,405	404,377

Loss from operations before other expense	(688,343)	(337,882)

Interest income (expense)	533	(39,280)

Loss from operations	(687,810)	(377,162)

Provision for income taxes	—	—

Net loss	$(687,810)	$(377,162)

Net loss per share, basic and diluted	$(0.03)	$(0.03)

Weighted average shares outstanding	20,630,358	12,989,447

Social Reality, Inc.

Balance Sheets

	March 31,	December 31,
	2014	2013
	(Unaudited)

Assets

Current assets:
Cash and cash equivalents	$2,303,842	$1,715,264
Accounts receivable, net of allowance for doubtful accounts of $0	124,225	441,831
Prepaid expenses	28,486	46,109
Other current assets	7,018	5,018

Total current assets	2,463,571	2,208,222

Property and equipment, net of accumulated depreciation of $12,969 and $10,184	31,869	27,798

Deferred offering costs	—	5,453
Prepaid stock based compensation	1,493,657	1,662,074
Other assets	4,804	4,000

Total assets	$3,993,901	$3,907,547

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$270,203	$812,809

Total current liabilities	270,203	812,809

Stockholders' equity
Preferred stock, authorized 50,000,000 shares, $0.001 par value, undesignated, 49,800,000 shares, no shares issued and outstanding	—	—
Series 1 Preferred stock, authorized 200,000 shares, 121,000 shares issued and outstanding	121	121
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 20,880,462 and 19,901,794 shares issued and outstanding, respectively	20,880	19,902
Additional paid in capital	7,396,806	6,081,014
Accumulated deficit	(3,694,109)	(3,006,299)

Total stockholders' equity	3,723,698	3,094,738

Total liabilities and stockholders' equity	$3,993,901	$3,907,547

Social Reality, Inc.

Statements of Cash Flows

	Three Month Periods Ended March 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(687,810)	$(377,162)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of stock based prepaid fees	168,417	9,806
Stock based compensation	65,353	37,498
Amortization of debt issue costs	—	34,792
Depreciation	2,785	1,500
Changes in operating assets and liabilities:
Accounts receivable	317,606	(39,882)
Prepaid expenses	17,623	—
Other current assets	(2,000)	—
Other assets	(804)	—
Accounts payable and accrued expenses	(542,606)	110,614
Cash used in operating activities	(661,436)	(222,834)

Cash flows from investing activities:
Purchase of equipment	(6,856)	—
Cash used by investing activities	(6,856)	—

Cash flows from financing activities:
Sale of common stock	1,273,161	—
Cost of common stock sale	(16,291)	—
Proceeds from note payable	—	257,850
Repayments of note payable	—	(57,216)
Debt issue costs	—	(25,983)
Cash provided by financing activities	1,256,870	174,651

Net increase (decrease) in cash	588,578	(48,183)
Cash, beginning of period	1,715,264	105,987
Cash, end of period	$2,303,842	$57,804

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$—	$3,765
Cash paid for taxes	$—	$—

Non-cash financial activities:
Fees and costs deducted from proceeds of debt	$—	$42,150
Common stock issued as payment of financing fee	$—	$100,000

Use of Non-GAAP Measure – Adjusted EBITDA

Social Reality’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Adjusted EBITDA is defined as net income before income taxes, depreciation and amortization expenses, plus stock-based compensation and interest expense.

Reconciliation of Adjusted EBITDA to Income from Operations

	For the Three Months Ended March 31, (unaudited)
(unaudited, in thousands)	2014	2013
Net income (loss)	$(688)	$(377)
plus:
Equity based compensation	234	47
Adjusted net income (loss)	$(454)	$(330)
Interest expense	—	39
Depreciation of property, plant and equipment	3	1
Adjusted EBITDA	$(451)	$(290)